UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Trex Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-1910453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(Zip Code)

TREX COMPANY, INC. 2005 STOCK INCENTIVE PLAN

(formerly known as the Trex Company, Inc. 1999 Stock Option and Incentive Plan)

(Full title of the plan)

Paul D. Fletcher

Senior Vice President and Chief Financial Officer

Trex Company, Inc.

160 Exeter Drive

Winchester, Virginia 22603-8605

(Name and address of agent for service)

(540) 542-6300

(Telephone number, including area code, of agent for service)

Copy to:

Richard J. Parrino, Esq.

Hogan & Hartson L.L.P.

8300 Greensboro Drive

McLean, Virginia 22102

(703) 610-6100

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, Par Value $.01	750,000(3)	$39.58(4)	$29,685,000(4)	$3,493.93

(1)	Pursuant to Rule 416 under the Securities Act, this Registration Statement covers, in addition to the number of shares of Common Stock shown above, an indeterminate number of shares of Common Stock which, by reason of certain events specified in the Trex Company, Inc. 2005 Stock Incentive Plan, may become subject to such plan.
(2)	Represents shares of Common Stock issuable pursuant to the Trex Company, Inc. 2005 Stock Incentive Plan, which is formerly known as the Trex Company, Inc. 1999 Stock Option and Incentive Plan.

(3)	Pursuant to Rule 429 under the Securities Act, the prospectus relating to this Registration Statement is a combined prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-76847) previously filed by the Registrant, which registers 900,000 shares of Common Stock, and Registration Statement on Form S-8 (File No. 333-83998) previously filed by the Registrant, which registers 500,000 shares of Common Stock. An aggregate filing fee for both such registration statements in the amount of $3,638.54 was previously paid with respect to such shares.
(4)	Estimated pursuant to Rule 457(h)(1) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of the Common Stock on May 4, 2005, as reported by The New York Stock Exchange, Inc.

EXPLANATORY NOTE

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-76847, filed by Trex Company, Inc. (the “Registrant”) on April 22, 1999, relating to the Trex Company, Inc. 1999 Stock Option and Incentive Plan and (ii) the Registration Statement on Form S-8, File No. 333-83998, filed by the Registrant on March 8, 2002, relating to the Trex Company, Inc. 1999 Stock Option and Incentive Plan. This Registration Statement, which is being filed to register an additional 750,000 shares of Common Stock for issuance pursuant to the Trex Company, Inc. 2005 Stock Incentive Plan, which amends and restates the Trex Company, Inc. 1999 Stock Option and Incentive Plan, consists of the facing page, this page, the signature page and the required additional exhibits and consents.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit

*4.1	Trex Company, Inc. 2005 Stock Incentive Plan.

*4.2	Form of Trex Company, Inc. 2005 Stock Incentive Plan Non-Incentive Stock Option Agreement.

*4.3	Form of Trex Company, Inc. 2005 Stock Incentive Plan Stock Appreciation Rights Agreement.

*4.4	Form of Trex Company, Inc. 2005 Stock Incentive Plan Performance Award Agreement.

4.5	Form of stock certificate representing the Common Stock. Filed as Exhibit 4.1 to amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-63287) and incorporated herein by reference.

*5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

*23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

*23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page to this registration statement).

*Filed herewith.

Item 9.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on the sixth day of May 2005.

TREX COMPANY, INC.

By:	/s/ PAUL D. FLETCHER
Paul D. Fletcher

Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Matheny and Paul D. Fletcher, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert G. Matheny Robert G. Matheny	Chief Executive Officer (Principal Executive Officer), Director	May 6, 2005

/s/ William F. Andrews William F. Andrews	Director	May 6, 2005

/s/ Paul A. Brunner Paul A. Brunner	Director	May 6, 2005

/s/ Anthony J. Cavanna Anthony J. Cavanna	Director	May 6, 2005

Andrew U. Ferrari	Director	May 6, 2005

/s/ William H. Martin, III William H. Martin, III	Director	May 6, 2005

/s/ Patricia B. Robinson Patricia B. Robinson	Director	May 6, 2005

/s/ Paul D. Fletcher Paul D. Fletcher	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2005

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

*4.1	Trex Company, Inc. 2005 Stock Incentive Plan.

*4.2	Form of Trex Company, Inc. 2005 Stock Incentive Plan Non-Incentive Stock Option Agreement.

*4.3	Form of Trex Company, Inc. 2005 Stock Incentive Plan Stock Appreciation Rights Agreement.

*4.4	Form of Trex Company, Inc. 2005 Stock Incentive Plan Performance Award Agreement.

4.5	Form of stock certificate representing the Common Stock. Filed as Exhibit 4.1 to amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-63287) and incorporated herein by reference.

*5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

*23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

*23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page to this registration statement).

*	Filed herewith.